Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Akorn, Inc.
Lake Forrest, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-133307 and No. 333-160077) and Form S-8 (No. 333-124190, No. 333-161908 and No. 333-167031) of Akorn, Inc. of our report dated May 2, 2011(except with respect to the matter discussed in Note 1 as to which the date in May 3, 2011), relating to the consolidated financial statements of Advanced Vision Research, Inc. which appear in this Form 8K.

BDO USA, LLP
Boston, Massachusetts

May 10, 2011